Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

KFORCE REPORTS REVENUE OF $231.3 MILLION AND EPS OF $0.08

TAMPA, Fla., May 5, 2009 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, today announced results for its first quarter of 2009. For the quarter ended March 31, 2009, total revenue was $231.3 million, a decrease of 7.5% and 4.0% over the quarters ended March 31, 2008 and December 31, 2008, respectively. For the quarter ended March 31, 2009, Kforce reported net income of $3.2 million, or $0.08 per share, versus $7.2 million, or $0.18 per share, in the comparable quarter in 2008, which represents a year-over-year decline of 56.0% in net income and 55.6% in earnings per share. Excluding the non-cash goodwill and other intangible assets impairment charge recorded in the quarter ended December 31, 2008, Kforce reported net income of $7.4 million, or $0.19 per share. On a GAAP basis, Kforce reported a net loss for the quarter ended December 31, 2008 of $107.9 million, or $2.81 per share.

“We believe the Firm continues to perform well in what remains a highly uncertain macroeconomic environment,” said David L. Dunkel, Chairman and CEO. Mr. Dunkel continued, “While there remains very little clarity as to the length and depth of this recession, we believe the secular drivers for our service offerings remain intact. Kforce has an experienced management team and a strong balance sheet, which we believe allows us to be flexible from an operational and financial standpoint. Our priorities during this phase of the economic cycle are to maintain positive cash flow and retain the highly talented people that are the lifeblood of our future success. We will continue to use cash flow for debt retirement, share repurchases and acquisitions that meet our very high thresholds.”

Mr. Dunkel continued, “As challenging as the environment is, we are aggressively pursuing business opportunities with the goal of gaining customer and market share. We believe that Kforce has developed a highly leverageable and flexible platform that can deliver solid results across our service spectrum. We are not simply waiting for a cyclical turn, but instead are proactively putting in place the people and processes that we believe will create our future successes and earn Kforce an enhanced leadership role in the sector.”

William L. Sanders, President, said, “From our experience in past recessions, we believe we have carefully managed the risks to our revenue stream, particularly our exposure to the highly volatile permanent placement business. In addition, our diversified mix of service offerings and the longer term nature of assignments in our growing Government segment may provide an increased degree of revenue stability. This stability coupled with the creation of our centralized National Recruiting Center, which did not exist in the last downturn, and the implementation at scale of a volume account strategy has, we believe, enhanced the Firm’s ability to capitalize on taking market share and positioned us well for the eventual economic up-cycle.”

Mr. Sanders noted additional operational results of the first quarter include:

•	Flex revenue of $223.5 million in Q1 ‘09 decreased 2.1% from $228.2 million in Q4 ‘08 and decreased 3.8% from $232.2 million in Q1 ‘08.

•	Search revenue of $7.8 million in Q1 ‘09 decreased 38.8% from $12.8 million in Q4 ‘08 and decreased 56.0% from $17.8 million in Q1 ‘08.

•	Flex revenue per billing day of $3.6 million in Q1 ‘09 decreased 2.1% and 2.2% over Q4 ‘08 and Q1’ 08, respectively.

•

Flex revenue per billing day in Q1 ‘09 by segment was $1.9 million for Technology, $0.6 million for F&A, $0.7 million for HLS and $0.5 million for Government Solutions. Sequential percentage changes on a billing day basis by segment were a 7.1% decrease for Technology, 8.1% decrease for F&A, 0.1% decrease for HLS and a 35.1% increase for Government Solutions.

•	Flex gross profit declined 100 basis points to 28.8% in Q1 ‘09 from 29.8% in Q4 ‘08 and 60 basis points from 29.4% in Q1 ‘08.

Joe Liberatore, Chief Financial Officer, said, “In the face of a very difficult macro-economic environment, we are pleased with our Q1 results. We believe that our revenue footprint, cost conscious culture, leverageable operating model and strong balance sheet have positioned the Firm well.”

Financial highlights for Q1 ‘09:

•	Total revenue for Q1 ‘09 was $231.3 million, a decrease of 7.5% from $250.0 million in Q1 ‘08.

•	Selling, general and administrative expenses as a percentage of revenue for Q1 ‘09 were 27.4% compared to 28.2% for Q1 ‘08.

•	Adjusted EBITDA for Q1 ‘09 was $9.8 million, a decrease of 44.0% from $17.5 million in Q1 ‘08.

•

Bank debt at the end of Q1 ‘09 was $44.0 million, reflecting an increase of $6.0 million from $38.0 million at the end of 2008, which was primarily related to certain routine cash expenditures that occur annually in the first quarter.

•	Working capital at the end of Q1 ‘09 is $71.3 million and our current ratio is 2.0.

Mr. Liberatore continued, “Looking forward to the second quarter of 2009 we expect revenue may be in the $220 million to $227 million range, and earnings per share in the range of $0.05 to $0.09.”

On Tuesday, May 5, 2009, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 800-811-0667. The replay of the call will be available from 7:00 p.m. Eastern Time Tuesday, May 5 to May 19, 2009 by dialing 888-203-1112, passcode 1077246.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until May 19, 2009.

About Kforce

Kforce (Nasdaq: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by approximately 2,000 staffing specialists, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 61 offices in 41 markets in North America and two in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions (KGS)

KGS provides innovative technology, financial management, data architecture and continuous process improvement and finance and accounting solutions to federal government clients. KGS, with over 700 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technologically advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com/.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health and Life Sciences and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Revenue by Function:
Technology	$117,538	$128,781	$128,100
Finance & Accounting	40,574	46,428	57,582
Health & Life Sciences	45,240	45,048	46,237
Government Solutions	27,957	20,697	18,093

Total Revenue	231,309	240,954	250,012
Revenue by Time:
Perm	7,822	12,775	17,773
Flexible	223,487	228,179	232,239

Total Revenue	231,309	240,954	250,012
Direct Costs Of Services	159,088	160,249	163,997

Gross Profit	72,221	80,705	86,015
GP %	31.2%	33.5%	34.4%
Flex GP %	28.8%	29.8%	29.4%
Selling, General & Administrative:
Selling, General & Administrative, Excluding Impairment	63,410	65,785	70,381
Goodwill & Intangible Assets Impairment	—	129,409	—

Total Selling, General & Administrative	63,410	195,194	70,381
Depreciation & Amortization	3,040	3,174	3,952

Income (Loss) from Operations	5,771	(117,663)	11,682
Other Expense, Net	349	371	792

Income (Loss) from Continuing Operations, Before Income Taxes	5,422	(118,034)	10,890
Income Tax Expense (Benefit)	2,261	(10,196)	4,270

Income (Loss) from Continuing Operations	3,161	(107,838)	6,620
(Loss) Income from Discontinued Operations, Net of Income Taxes	—	(40)	558

Net Income (Loss)	$3,161	$(107,878)	$7,178

Earnings (Loss) Per Share - Diluted	$0.08	$(2.81)	$0.18
Adjusted EBITDA Per Share	$0.25	$0.40	$0.43
Shares Outstanding - Diluted	38,542	38,408	40,900
Adjusted EBITDA	$9,799	$15,634	$17,486
Selected Cash Flow Information:
Bad Debt (Recovery) Expense from Continuing Operations	$(523)	$(183)	$1,043
Capital Expenditures	$904	$1,471	$2,820
Selected Balance Sheet Information:
Total Cash and Cash Equivalents	$900	$660	$834
Accounts Receivable, Less Allowances	$131,085	$132,428	$163,715
Total Assets	$349,143	$350,815	$473,040
Bank Debt	$44,000	$38,022	$53,000
Other Current Liabilities	$74,113	$85,444	$84,009
Other Long-Term Liabilities	$21,335	$21,506	$27,416
Total Stockholders’ Equity	$209,695	$205,843	$308,615
Other Information:
Equity-Based Compensation Expense, Net	$735	$462	$1,058
Billing Days	62	62	63

Kforce Inc.

Key Statistics

(Unaudited)

	Q1 2009	Q4 2008	Q1 2008
Total Firm
Flex Revenue (000’s)	$223,487	$228,179	$232,239
Revenue per billing day (000’s)	$3,605	$3,680	$3,686
Sequential Flex Revenue Change	-2.1%	-3.1%	1.3%
Hours (000’s)	3,670	3,794	3,876
Flex GP %	28.8%	29.8%	29.4%

Search Revenue (000’s)	$7,822	$12,775	$17,773
Placements	585	840	1,313
Average Fee	$13,372	$15,207	$13,537
Billing days	62	62	63

Technology
Flex Revenue (000’s)	$114,928	$123,648	$120,731
Revenue per billing day (000’s)	$1,854	$1,994	$1,916
Sequential Flex Revenue Change	-7.1%	-1.1%	-3.3%
Hours (000’s)	1,806	1,920	1,855
Flex GP %	26.4%	27.4%	26.7%

Search Revenue (000’s)	$2,610	$5,133	$7,369
Placements	188	313	477
Average Fee	$13,915	$16,414	$15,438

Finance & Accounting
Flex Revenue (000’s)	$36,000	$39,192	$47,591
Revenue per billing day (000’s)	$581	$632	$756
Sequential Flex Revenue Change	-8.1%	-8.0%	3.1%
Hours (000’s)	1,048	1,127	1,308
Flex GP %	31.6%	34.0%	32.4%

Search Revenue (000’s)	$4,574	$7,236	$9,991
Placements	353	491	806
Average Fee	$12,945	$14,727	$12,390

Health & Life Sciences
Flex Revenue (000’s)	$44,602	$44,642	$45,824
Revenue per billing day (000’s)	$719	$720	$727
Sequential Flex Revenue Change	-0.1%	-9.4%	9.7%
Hours (000’s)	502	505	522
Flex GP %	28.8%	29.2%	30.7%

Search Revenue (000’s)	$638	$406	$413
Placements	44	36	30
Average Fee	$14,491	$11,287	$14,206

Government Solutions
Flex Revenue (000’s)	$27,957	$20,697	$18,093
Revenue per billing day (000’s)	$451	$334	$287
Sequential Flex Revenue Change	35.1%	11.7%	10.0%
Hours (000’s)	314	242	191
Flex GP %	35.1%	37.1%	35.9%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q1 2009	Q4 2008	Q1 2008
Clinical Research
Flex Revenue (000’s)	$29,525	$27,058	$28,636
Revenue per billing day (000’s)	$476	$436	$454
Sequential Flex Revenue Change	9.1%	-9.7%	16.0%
Hours (000’s)	326	304	315
Flex GP %	25.5%	26.7%	28.4%

Search Revenue (000’s)	$184	$272	$209
Placements	13	24	13
Average Fee	$14,110	$11,343	$17,247

Healthcare
Flex Revenue (000’s)	$15,077	$17,584	$17,188
Revenue per billing day (000’s)	$243	$284	$273
Sequential Flex Revenue Change	-14.3%	-8.9%	0.4%
Hours (000’s)	176	201	207
Flex GP %	35.3%	33.1%	34.6%

Search Revenue (000’s)	$454	$134	$204
Placements	31	12	17
Average Fee	$14,650	$11,176	$12,042

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Quarterly Adjusted EBITDA

	Three Months Ended
	Mar. 31, 2009		Dec. 31, 2008		Mar. 31, 2008
	$	Per share	$	Per share	$	Per share
GAAP Net Income (Loss)	$3,161	$0.08	$(107,878)	$(2.81)	$7,178	$0.18
(Loss) Income from Discontinued Operations, Net of Income Taxes	—	—	(40)	(0.00)	558	0.01

Income (Loss) from Continuing Operations	$3,161	$0.08	$(107,838)	$(2.81)	$6,620	$0.17
Goodwill & Intangible Assets Impairment, Pre-Tax	—	—	129,409	3.37	—	—
Depreciation & Amortization	3,040	0.08	3,174	0.08	3,952	0.10
Amortization of Stock Options & SARS	56	0.00	147	0.00	832	0.02
Amortization of Restricted Stock & PARS	846	0.02	571	0.01	908	0.02
Interest Expense and Other	435	0.01	367	0.01	904	0.02
Income Tax Expense (Benefit)	2,261	0.06	(10,196)	(0.27)	4,270	0.10
Earnings Per Share Adjustment (*)	—	—	—	0.01	—	—

Adjusted EBITDA	$9,799	$0.25	$15,634	$0.40	$17,486	$0.43

Weighted Average Shares Outstanding - Basic	38,143		38,408		40,587
Weighted Average Shares Outstanding - Diluted	38,542		38,860		40,900

Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before income (loss) from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted EBITDA per share. Adjusted EBITDA Per Share, a non-GAAP financial measure, is based on Adjusted EBITDA and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Quarterly Net Income before Equity-Based Compensation Expense and Impairment Charge

	Three Months Ended
	Mar. 31, 2009		Dec. 31, 2008		Mar. 31, 2008
	$	Per share	$	Per share	$	Per share
GAAP Net Income (Loss)	$3,161	$0.08	$(107,878)	$(2.81)	$7,178	$0.18
(Loss) Income from Discontinued Operations, Net of Income Taxes	—	—	(40)	(0.00)	558	0.01

Income (Loss) from Continuing Operations	$3,161	$0.08	$(107,838)	$(2.81)	$6,620	$0.17
Goodwill & Intangible Assets Impairment, Net of Income Taxes	—	—	115,235	3.00	—	—
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	359	0.01	—	—	—	—
Amortization of Stock Options & SARS	56	0.00	147	0.00	832	0.02
Amortization of Restricted Stock & PARS	846	0.02	571	0.01	908	0.02
Income Tax Benefit	(526)	(0.01)	(256)	(0.00)	(682)	(0.02)

Equity-Based Compensation Expense, Net	735	0.02	462	0.01	1,058	0.02

Net Income before Equity-Based Compensation Expense and Impairment Charge	$3,896	$0.10	$7,859	$0.20	$7,678	$0.19

Weighted Average Shares Outstanding - Basic	38,143		38,408		40,587
Weighted Average Shares Outstanding - Diluted	38,542		38,860		40,900

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as income from continuing operations, excluding non-cash impairment charges, before compensation expense incurred in conjunction with awards (both liability and equity awards) accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.